SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

AMTECH SYSTEMS, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMTECH SYSTEMS, INC.
131 SOUTH CLARK DRIVE
TEMPE, ARIZONA 85281

______________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 11, 2010
______________________________________________________

To Our Shareholders:

     The 2010 Annual Meeting of Shareholders of AMTECH SYSTEMS, INC., an Arizona corporation (the “Company”), will be held at The Tempe Mission Palms Hotel, 60 East Fifth Street, Tempe, Arizona 85281 USA, on Thursday, March 11, 2010, at 9:00 a.m., Arizona time, for the following purposes:

1.	To elect six (6) directors to serve for one-year terms or until their successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants for the fiscal year ending September 30, 2010;

3.	To approve an amendment to the Company’s Non-Employee Directors Stock Option Plan;

4.	To approve an amendment to the Company’s 2007 Employee Stock Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or its adjournment.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Company is presently aware of no other business to come before the Annual Meeting.

Important Notice Regarding the Availability of
Proxy Materials for the Meeting

     The proxy statement and annual report to security holders are also available at http://www.amtechsystems.com/proxy.htm. The materials available on this website include this notice, the proxy statement, the proxy card and our annual report on Form 10-K.

     The Board of Directors has fixed the close of business on January 22, 2010 as the record date (the “Record Date”) for the determination of shareholders who hold the Company’s common stock who are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Shareholders are reminded that their shares of the Company’s common stock can be voted at the annual meeting only if they are present at the Annual Meeting in person or by valid proxy. A copy of the Company’s 2009 Annual Report, which includes our audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the Record Date.

     Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote FOR approval of such proposals.

By Order of the Board of Directors:

Bradley C. Anderson, Secretary

Tempe, Arizona
February 1, 2010

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

AMTECH SYSTEMS, INC.
131 SOUTH CLARK DRIVE
TEMPE, ARIZONA 85281

__________________________

PROXY STATEMENT
__________________________

     The Board of Directors of Amtech Systems, Inc., an Arizona corporation (the “Company”), is soliciting proxies to be used at the 2009 Annual Meeting of Shareholders of the Company to be held on Thursday, March 11, 2010, at 9:00 a.m., Arizona time, and any adjournment or postponement thereof (the “Annual Meeting”). A copy of the Notice of the Meeting accompanies this Proxy Statement. This Proxy Statement and the accompanying form of proxy will be mailed to all shareholders entitled to vote at the Annual Meeting beginning February 1, 2010.

Who Can Vote

     Shareholders of record as of the close of business on January 22, 2010 (the “Record Date”), may vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. On the Record Date, 9,015,852 shares of the Company’s common stock, $.01 par value (“Common Stock”) were issued and outstanding.

What Constitutes a Quorum

     The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are included in the number of shares present at the meeting for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How to Attend the Meeting

     If you are a shareholder of record, which means you hold your shares in your name, you may attend the meeting. If you own shares in the name of a bank, broker or other holder of record (“street name”), you will need to ask your broker or bank for a copy of the proxy they received from us. You will need to bring the proxy with you to the Annual Meeting.

How to Vote

     If you are a shareholder of record, you may vote by mail or in person. To vote by mail, sign, date and return your proxy card in the enclosed postage-paid envelope. All valid proxies received before the Annual Meeting, and not properly revoked, will be exercised. If you sign and return your proxy card, but do not give voting instructions and authority to vote is not specifically withheld, the shares represented by that proxy will be voted as recommended by our Board of Directors. If you have specified a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. The accompanying form of proxy solicited by the Board of Directors confers discretionary authority to cumulate votes with respect to the election of directors. Unless you have specified on the proxy card how you want your shares voted with respect to the election of directors, the proxy agents intend to cumulatively vote all of the shares covered by the proxies solicited by this proxy statement in favor of the number of nominees named in this proxy statement as they may, in their discretion, determine is required to elect the maximum number of nominees named in this proxy statement.

     All shareholders may vote in person at the Annual Meeting (unless they are street name holders without a legal proxy). If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be validly voted.

     We are not aware of any other matters to be presented at the Annual Meeting, except those described in this Proxy Statement. However, if any other matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, your Common Stock may be voted by the proxies on the new meeting date as well, unless you have revoked your proxy prior to that time.

What are the Voting Rights of Holders of Common Stock

     Except as set forth below with respect to the ability to cumulate votes for directors, the holders of Common Stock will be entitled to one vote per share of Common Stock.

What Vote is Required to Approve Each Item

     If a quorum is present, the six nominees who receive a plurality of the votes cast at the Annual Meeting will be elected. Broker non-votes and votes that are withheld will have no effect on the results of the vote for the election of directors. If a quorum is present, a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting will constitute a ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants and a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting will be required to approve the amendments to the Company’s plans as set forth in Proposal No. 3 and Proposal No. 4 below.

Changing Your Vote

     You may revoke your proxy at any time before it is exercised in one of three ways:
  By delivering to our offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, a written instrument of revocation bearing a date later than that of the proxy.

  By duly executing and delivering to our offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, a proxy for the same shares bearing a later date.

  By voting by ballot at the Annual Meeting, provided that the shareholder notifies our Corporate Secretary at the Annual Meeting of his or her intention to vote in person at any time prior to the voting of the proxy.
How Votes are Counted

Inspectors of election will be appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum. Generally, broker non-votes occur when a beneficial owner does not provide instructions to their broker with respect to a matter on which the broker is not permitted to vote without instructions from the beneficial owner. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Accordingly, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Costs of this Proxy Solicitation

     We will pay the costs of preparing and mailing the Notice and Proxy Statement, including the charges and expenses of brokerage firms, banks and others who forward solicitation material to beneficial owners of the Common Stock. We will solicit proxies by mail. Officers and directors of the Company may also solicit proxies personally, or by telephone or facsimile, without additional compensation. We have not retained any outside party to assist in the solicitation of proxies; however, we have retained Computershare Trust Company, N.A. and Broadridge Financial Solutions, Inc. to provide certain administrative services in connection with the proposals in this Proxy Statement, including coordinating the distribution of proxy materials to beneficial owners of Common Stock, contacting stockholders to ensure they have received this Proxy Statement and overseeing the return of proxy cards.

Annual Report

     The Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2009 (the “Annual Report”) has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement, and is not considered proxy-soliciting material.

     The information contained in the “Report of Compensation and Option Committee” and “Audit Committee Report” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

PROPOSAL NO. 1 --- ELECTION OF DIRECTORS

Number of Directors to be Elected

     Our Board of Directors currently consists of six members. Each director elected will hold office for one year or until his successor is elected and qualified. If any director resigns, or otherwise is unable to complete his term in office, our Board may elect another director for the remainder of the resigning director’s term.

Vote Required

     The six nominees receiving the highest number of votes cast at the Annual Meeting will be elected. There is cumulative voting in the election of directors. This means that each holder of Common Stock present at the Annual Meeting, either in person or by proxy, will have an aggregate number of votes in the election of directors equal to six (the number of persons nominated for election as directors) multiplied by the number of shares of Common Stock held by such shareholder on the Record Date. The resulting aggregate number of votes may be cast by the shareholder for the election of any single nominee, or the shareholder may distribute such votes among any number or all of the nominees. In order to exercise cumulative voting, the voting shareholder must complete the proxy card and indicate cumulative voting in accordance with the instructions included on the proxy card.

Nominees of the Board

     Our Board of Directors is responsible for supervision of the overall affairs of the Company. Our Board has nominated the following individuals to serve on our Board of Directors for the following year:

Michael Garnreiter
Alfred W. Giese
Egbert Jan Geert Goudena
Jeong Mo Hwang
Robert F. King
Jong S. Whang

     Each of these nominees currently serves on our Board of Directors, and has agreed to be named in this Proxy Statement and to serve if elected. See below for information regarding each of the nominees.

     There are no family relationships among any of the Company’s directors or executive officers.

     Our Board of Directors recommends a vote FOR the election of the six nominees under Proposal No. 1. Our Board of Directors intends to vote its proxies for the election of the nominees, for a term to expire at the next Annual Meeting. In that regard, our Board of Directors solicits authority to cumulate such votes.

     If any nominee should become unavailable for any reason, which our Board of Directors does not anticipate, the proxy will be voted “for” any substitute nominee, or nominees, who may be selected by our Board of Directors prior to, or at, the Annual Meeting, or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available. The information concerning the nominees and their share holdings in the Company has been furnished by them to the Company.

Information Concerning Directors and Executive Officers

     The following table sets forth information regarding the executive officers and directors of Amtech. The subsequent paragraphs contain biographical data for each executive officer and director.

Name	Age	Position with the Company
Jong S. Whang	64	President, Chief Executive Officer and Director
Bradley C. Anderson	48	Vice President – Finance, Chief Financial Officer,
		Treasurer and Secretary
Robert T. Hass	59	Chief Accounting Officer
Michael Garnreiter	57	Director
Alfred W. Giese	71	Director
Egbert Jan Geert Goudena	60	Director
Jeong Mo Hwang	56	Director
Robert F. King	76	Director

Jong S. Whang has been our President, Chief Executive Officer and a Director since our inception in 1981, and was one of our founders. Mr. Whang’s responsibilities include the sales and marketing effort for our solar and semiconductor equipment business and the development of new products and business opportunities in that industry. He has 35 years of experience in the semiconductor industry, including time spent in both processing and manufacturing of equipment components and systems. From 1973 until 1979, he was employed by Siltronics, Inc., initially as a technician working with chemical vapor deposition, and later as manager of the quartz fabrication plant with responsibility of providing technical marketing support. From 1979 until 1981, he was employed by U.S. Quartz, Inc. as manufacturing manager. In 1981, he left U.S. Quartz to form Amtech.

Bradley C. Anderson joined us as Vice President-Finance, Chief Financial Officer, Treasurer and Secretary in April 2006. Prior to that, Mr. Anderson spent several years in a consulting role implementing the internal control requirements of the Sarbanes-Oxley Act for a broad range of publicly held companies. From 1996 to 2002, Mr. Anderson served as Vice President-Finance and then as Chief Financial Officer of Zila, Inc., an international provider of healthcare technology and products. Mr. Anderson began his career with Deloitte (formerly Deloitte & Touche) where he worked for over 11 years. He graduated from Brigham Young University with a Bachelor of Science in Accounting. Mr. Anderson is a Certified Public Accountant.

Robert T. Hass has been our Chief Accounting Officer and Assistant Secretary since April 2006. Prior to that, he served as our Vice President - Finance, Chief Financial Officer, Treasurer and Secretary from June 1992 to April 2006, and as Director from February 1996 to March 2006. From 1991 until May, 1992, he operated a financial consulting practice. From 1985 to 1991, Mr. Hass was Director of Accounting Services and then Controller for Lifeshares Group, Inc., and from 1988 to 1991 was Controller and Chief Accounting Officer of some of Lifeshares’ subsidiaries. From 1984 to 1985, he was Vice President - Finance and Treasurer of The Victorio Company. From 1977 to 1984, he served in various capacities including Vice President, Chief Financial Officer and Treasurer of Altamil Corporation, then a public diversified manufacturing company. From 1972 to 1977, he was an auditor with Ernst & Ernst, now known as Ernst & Young. He has a Bachelor of Science degree in Accounting from Indiana University. Mr. Hass is a Certified Public Accountant.

Michael Garnreiter has been a Director since February 19, 2007. He is currently a managing member of Rising Sun Restaurant Group LLC and is president of New Era Restaurants, LLC. Both organizations are privately held restaurant operating companies. Mr. Garnreiter serves on the boards of directors of Taser International, a manufacturer of non-lethal protection devices, Knight Transportation Company, a nationwide truckload transportation company, and IA Global, Inc., an Asian business processes outsourcing company. From 2002 to 2006, Mr. Garnreiter was CFO of Main Street Restaurant Group, a publicly traded restaurant operating company, and from 1976 to 2002, he was a senior audit partner of Arthur Andersen LLP. He graduated from California State University Long Beach with a Bachelor of Science in Accounting and Business Administration. Mr. Garnreiter is a Certified Public Accountant.

Alfred W. Giese has been a Director since April 13, 2007. Since 2001, Mr. Giese has been the Senior Partner of IBC, International Business Consultants where, between 2001 and 2006, he focused on sales and marketing for Aviza Technology Corporation, a semiconductor equipment manufacturer. He also assembled and managed a sales and marketing team for Epion Corporation, a high-technology equipment company which was acquired by TEL (Tokyo Electron Ltd.). From 1998 to 2001, he was the Vice President, Sales for Silicon Valley Group, or SVG, with responsibility for both Asia and Europe. From 1988 to 1998, Mr. Giese held positions of Vice President of Sales with Thermco Systems, Corp. and SVG, both semiconductor equipment companies. Prior to 1988, he held various sales positions for Thermco. For several years during that time, he served on the Board of Directors of Thermco’s joint venture company in Japan. Mr. Giese has a degree in International Business from the Industriehochschule in Essen, Germany.

Egbert Jan Geert Goudena has been a director since December 21, 2009. Since 1987, Mr. Goudena has been the operations manager of the research labs of the Delft Institute of Microsystems and Nanoelectronics (DIMES) of the Delft University of Technology in The Netherlands. His responsibilities include managing the logistics and infrastructure of the research labs including prototyping and small-scale production. DIMES was established in 1987 and is a strong international center of excellence providing experimental research in many technology areas, including solar cells. In 2008, Mr. Goudena co-founded ISZGRO Diodes, a company that was formed to deliver logistics services to technology companies and to produce extreme ultraviolet (EUV) detectors. Mr. Goudena received a Bachelor of Engineering degree in Chemical Technology from the H.T.S. Wegastraat in The Hague.

Jeong Mo Hwang, Ph.D. has been a director since June 25, 2009. Since November 2009, Dr. Hwang has been Director of Process Engineering in charge of magnetic memory process technology development for Magsil Corp. He received a Ph.D. in electrical engineering from Arizona State University where his graduate research related to modeling high-level light illumination effects on solar cell efficiency. He has over 20 years of solar and semiconductor technology experience. From 2008 to February of 2009, Dr. Hwang was a senior manager in charge of periphery device development for Spansion Inc. He was Director of Process Engineering for Simtek Corp. from 2005 to 2008, managing the development of non-volatile SRAM products. From 2000 to 2004, he was VP of Research and Development for Dongbu-Anam Semiconductor Inc. and led the development teams for standard CMOS logic processes as well as other specialty technologies. Prior to 2000, Dr. Hwang held engineering, and technology leadership positions with leading semiconductor companies, LG Semicon Co., Texas Instruments and Westinghouse. Dr. Hwang also has a Masters of Science degree in Electrical Engineering from Korea Advanced Institute of Science and Technology and a Bachelors degree in Electronics Engineering from Pusan National University in Korea.

Robert F. King has been a Director since May 2003. Since 1989, Mr. King has been President of King Associates, which provides consulting services to equipment companies serving the solar, semiconductor and flat panel display industries. From 1968 to 1988, Mr. King was employed at Varian Associates, where he served in various marketing positions, including Vice President of Marketing for the Semiconductor Equipment Division. Mr. King also served on the Board of Directors of Varian’s joint venture semiconductor equipment companies located in Korea and Japan.

Information About Board and Committee Meetings

     Information concerning our Board of Directors and the four committees maintained by our Board is set forth below. A majority of the Board of Directors, as well as the Company’s Board committees, consist of Directors who are not employees of the Company and who are “independent” within the meaning of the listing standards of the NASDAQ Stock Market. Currently, the Company’s independent directors include Michael Garnreiter, Alfred W. Giese, Egbert Jan Geert Goudena, Jeong Mo Hwang and Robert F. King. Brian L. Hoekstra, who served as a director of the Company during fiscal year 2009, was also an independent director. Mr. Hoekstra also served on the Audit Committee, Compensation and Stock Option Committee and Technology Strategy Committee during fiscal year 2009.

     Our Board of Directors held six (6) meetings during fiscal year 2009. No director attended less than 75% of all Board meetings while he served as such director, or less than 75% of all committee meetings on which he served as a committee member. Our Board has the authority under the Company’s Bylaws to increase or decrease the size of our Board and to fill vacancies, and the directors chosen to fill such vacancies will hold office until the Company’s next annual meeting or until their successors are elected and qualified. The Company does not have a formal policy with respect to members of the Board of Directors attending the annual meeting. Four of the then five members of the Company’s Board of Directors attended the annual meeting for fiscal year 2008.

     The Audit Committee, the Compensation and Option Committee, the Nominating and Governance Committee and the Technology Strategy Committee are the standing committees of our Board of Directors. These committees are comprised as follows:

Audit – Michael Garnreiter (Chairman), Alfred W. Giese and Robert F. King

Compensation and Stock Option – Alfred W. Giese (Chairman), Jeong Mo Hwang and Robert F. King

Nominating and Governance – Michael Garnreiter (Chairman), Egbert Jan Geert Goudena and Jeong Mo Hwang

Technology Strategy - Robert F. King (Chairman), Alfred W. Giese, Egbert Jan Geert Goudena, Jeong Mo Hwang and Jong S. Whang

     The Audit Committee held four (4) meetings during fiscal year 2009. The Audit Committee is responsible for maintaining communication between the Board of Directors, the independent auditors and members of financial management with respect to the Company’s financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent auditors. The Audit Committee also develops and recommends corporate governance guidelines to the Board and provides oversight with respect to corporate governance and ethical conduct. The Audit Committee has a written charter, a copy of which is available on the Company’s website at www.amtechsystems.com.

     The Audit Committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of our Board, and as “independent” is defined under the listing rules of the NASDAQ Stock Market, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Michael Garnreiter, has financial management expertise as required by NASDAQ’s rules and meets the SEC’s definition of an “audit committee financial expert.”

     The Compensation and Stock Option Committee held three (3) meetings during fiscal year 2009. The Compensation and Option Committee makes recommendations concerning officer compensation, employee benefit programs and retirement plans. The Compensation and Stock Option Committee has a written charter, a copy of which is available on the Company’s website at www.amtechsystems.com.

      The Nominating and Governance Committee held three (3) meetings during fiscal year 2009. The Nominating and Governance Committee identifies and approves individuals qualified to serve as members of our Board and also evaluates the Board’s performance. In evaluating a prospective nominee, the Nominating and Governance Committee takes several factors into consideration, including such individual’s integrity, business skills, experience and judgment. The Nominating and Governance Committee also reviews whether a prospective nominee will meet the Company’s independence standards and any other director or committee membership requirements imposed by law, regulation or stock exchange rules. The Nominating and Governance Committee approved the nomination of the candidates reflected in Proposal 1. The Nominating and Governance Committee will consider, but is not required to approve, director nominations made by shareholders for any annual meeting of the Company, provided a written recommendation is received by the Company no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting. The Nominating and Governance Committee is comprised of independent members of the Board. The Nominating and Governance Committee has a written charter, a copy of which is available on the Company’s website at www.amtechsystems.com.

     The Technology Strategy Committee was established in June of 2009 and held one (1) meeting during fiscal year 2009. The Technology Strategy Committee assists the Board of Directors in understanding and evaluating the Company’s technology strategy.

DIRECTOR COMPENSATION

	Fees Earned or	Option Awards	All other
Name	Paid in Cash ($)	($)(1)	Comp. ($)		Total ($)
Jong S. Whang (2)	-	-	-		-
Michael Garnreiter	47,225	18,761	0		65,986
Alfred W. Giese	60,950	20,305	28,900	(3)	110,155
Brian L. Hoekstra	30,600	18,761	0		49,361
Jeong Mo Hwang	18,100	1,432	0		19,532
Robert F. King	65,200	22,348	7,900	(3)	95,448
____________________

(1)
Amounts represent the share-based compensation expense recognized for financial statement reporting purposes for fiscal year 2009. The grant date fair values of options awarded to our directors during fiscal year 2009 are as follows: Mr. Garnreiter - $9,509; Mr. Giese - $9,509; Mr. Hoekstra - $9,509; Dr. Hwang - $17,860; Mr. King - $9,509.

(2)	Directors who are full-time employees of our company receive no additional compensation for serving as directors.

(3)
Amount represents fiscal 2009 consulting fees for sales and marketing services which were discontinued prior to September 30, 2009. During fiscal 2010, directors will not earn consulting fees or other compensation outside of the fees paid to directors for service on the Board of Directors and committees thereof.

     Directors who are full-time employees of our company receive no additional compensation for serving as directors. Non-employee directors receive an annual retainer of $16,000, fees of $2,000 per board meeting attended in person, $750 per board meeting attended telephonically, $1,250 per Audit Committee meeting attended in person, $750 per Audit Committee meeting attended telephonically, $750 per Compensation and Stock Option Committee or Nominating and Governance Committee or Technology Strategy Committee meeting attended in person, and $500 per Compensation and Stock Option Committee or Nominating and Governance Committee or Technology Strategy Committee meeting attended telephonically. Effective April 1, 2009, all Board of Directors meeting fees were reduced by 10% from their then current levels. In addition to meeting fees, members of the Technology Strategy Committee receive compensation for time spent on work assigned by the committee. The rate of compensation for the work assignments is $100 per hour. In addition, under our Non-Employee Directors Stock Option Plan, each non-employee director currently receives a grant of options to purchase 6,000 shares of common stock, or such other number of shares as may be determined by the board, when first elected or appointed to the board, and 5,000 shares of common stock, or such other number of shares as may be determined by the board, upon each re-election to the board at our annual meeting of shareholders or at such other time as may be determined by the board. The exercise price of the options is set at the fair market value of common stock on the date of grant. Each option has a term of ten years and is exercisable in three equal installments commencing on the first anniversary of the date of grant and continuing for the two successive anniversaries thereafter. In the event of disability (as defined in the plan) or death of an outside director, all options remain exercisable for a period of 30 days following the date such person ceased to be a director, or such other date as may be determined by the board, but only to the extent such options were exercisable on the date the director ceased to be a director. Furthermore, the director serving as the Chairman of the Audit Committee receives an annual retainer of $15,000. The director serving as the Chairman of the Technology Strategy Committee receives an annual retainer of $6,000. The director serving as the Chairman of the Compensation and Stock Option Committee as well as the director serving as the Chairman of the Nominating and Governance Committee receives an annual retainer of $3,000.

Compensation Committee Interlocks and Insider Participation

     The Compensation and Stock Option Committee is presently comprised of Messrs. Alfred W. Giese, Jeong Mo Hwang and Robert F. King who are not officers or employees of the Company. No interlocking relationship exists, or in the past fiscal year has existed, between any member of the Compensation and Stock Option Committee and any member of any other company’s board of directors or compensation committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     This section discusses the principles underlying our executive compensation policies and decisions. It provides qualitative information regarding the manner in which compensation is earned by our executive officers and directors. The following discussion and analysis of compensation arrangements should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. In addition, we address the compensation paid or awarded during fiscal year 2009 to our chief executive officer (principal executive officer), chief financial officer (principal financial officer), and our only other executive officer serving during fiscal year 2009. Such persons are referred to herein as our “named executive officers”.

     We believe that the compensation of our executive officers should facilitate the achievement of short-term corporate goals as well as the performance of long-term business objectives. It is the responsibility of the compensation committee of our board of directors to administer our compensation practices to ensure that they are competitive and include incentives which are designed to appropriately drive corporate performance. Our Compensation and Stock Option Committee, or Compensation Committee, reviews and approves all of our compensation policies, including executive officer salaries, bonuses and equity incentive compensation.

Objectives of Our Executive Compensation Programs

     Our compensation programs for our named executive officers are designed to achieve the following objectives:
  attract and retain talented and experienced executives in our industry;

  motivate and reward executives whose knowledge, skills and performance are critical to our success;

  align the interests of our executives and shareholders by rewarding executives when shareholder value increases; and

  motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives.
     We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentive compensation to provide a total compensation structure that is designed to encourage our executives to achieve these objectives.

Determining Executive Compensation

     Our Compensation Committee establishes our general compensation policies and specific compensation for each of our executive officers, and administers our stock option program. Our Compensation Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees. Our Compensation Committee was appointed by our board of directors, and consists entirely of independent, outside directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

     Our Compensation Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by our Compensation Committee. Our Compensation Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

     Our Compensation Committee’s objective is to make the compensation packages of our executive officers sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward our executives for achieving our financial and strategic goals, which are essential to our long-term success and growth in shareholder value.

Elements of Our Executive Compensation Programs

     Our executive compensation package for the fiscal year ended September 30, 2009 consisted of three main components: base salary, incentive cash bonuses and equity incentives. We believe it is important that the interests of our executives are aligned with those of our shareholders; therefore, equity incentive compensation, in the form of stock options and restricted stock grants, constitutes a significant portion of our total executive compensation.

     Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in fiscal year 2009 based on a number of factors including:
  the roles and responsibilities of our executives;

  the individual experience and skills of our executives;

  the amounts of compensation being paid to our other executives;

  our executives’ historical compensation at our company;

  the overall benefits package provided to our executives; and

  our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities.

Annual Cash Compensation

Base Compensation

     Our Compensation Committee’s approach is to offer executives salaries competitive with those of other executives in the industry in which we operate. To that end, our Compensation Committee evaluates the competitiveness of base salaries annually based on information drawn from a variety of sources, including published and proprietary survey data and our own experience recruiting and retaining executives, although complete information is not easily obtainable. Our base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance and the performance of the individual executive. Salaries are adjusted to reflect individual roles and performance and may be increased at other times if a change in the scope of the officer’s responsibilities justifies such consideration or in order to maintain salary equity among executive officers. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can serve as an effective reward for the executives’ overall performance.

     During fiscal 2009, our Compensation Committee reviewed the base pay for our executive officers as reported in the American Electronics Association Salary Survey (AeA Survey) using parameters that best fit our company (for example, revenues, public companies, similarities in numbers of employees, and geographic region). Information on what specific companies comprised the AeA Survey was not available. Our Compensation Committee also reviewed the base pay for similar positions with two other comparable companies, BTU International, Inc. and Spire Corporation. Finally, our Compensation Committee took into consideration the expanded roles of our chief executive officer and chief financial officer as quasi chief marketing officer and chief operating officer, respectively. Based on that analysis, the base salary for our chief executive officer increased by approximately 27%, the base salary for our chief financial officer increased by approximately 24%, and the base salary for our chief accounting officer increased by approximately 7%.

     During fiscal 2009 the executive officers volunteered to reduce their base salaries by 10% which was agreed to by our Compensation Committee. Effective April 1, 2009, base salaries for our chief executive officer, our chief financial officer and our chief accounting officer decreased 10% from their then current levels.

Cash bonuses

     In addition to base salary, our executives are eligible to receive annual cash incentive bonuses comprised of (i) discretionary cash bonuses determined by the Compensation and Stock Option Committee and (ii) bonuses earned under the Company’s non-equity incentive bonus plan.

     The primary objectives of our discretionary bonuses and incentive bonus plan are to provide an incentive for superior work, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our shareholders’ and to enable us to attract and retain highly qualified individuals. After the close of each fiscal year, our Compensation Committee reviews our actual financial performance against the incentive bonus plan performance criteria for each executive in determining year-end incentive bonuses, if any. In addition, our Compensation Committee may recommend discretionary bonuses for particular contribution to the goals of the company or where incentive bonuses do not adequately reflect the executive’s contributions during the year due to circumstances beyond the executive’s control.

     Under our non-equity incentive bonus plan, participants can earn a target bonus equal to a specified percentage of their base salary by achieving 100% of pre-defined performance objectives. The participant’s bonus calculation is based upon achieving performance objectives established in each of the following categories: (i) bookings; (ii) revenue; (iii) gross margin; and (iv) operating profit. Objectives established for participants in these categories may be either at the corporate level, the operating division level or both. In addition, individual performance objectives may be established for certain participants. In order to be eligible for a bonus with respect to any of the above performance categories, the participant must achieve not less than 80% (90% in the case of gross margin) of the applicable performance objective. At these minimum levels, 20% of the bonus for the category is eligible for payment. The bonus calculation percentage with respect to any performance category increases by 4% (8% with respect to gross margin) for each 1% improvement in performance over the minimum level up to 100%, and by 1% (10% with respect to gross margin) for each 1% improvement in performance over 100%, up to a maximum of 150% (200% with respect to gross margin) of the participant’s target bonus.

     Mr. Whang’s target bonus for fiscal 2009 was 60% of his base salary, or $210,000; Mr. Anderson’s target bonus was 50% of base salary, or $122,500; Mr. Hass’ target bonus was 25% of base salary, or $37,000. The bonus of the three executive officers was calculated solely upon the basis of performance objectives at the corporate level. If fiscal 2009 performance was equivalent to 80% (90% with respect to gross margin) of performance objectives in all corporate performance categories, Mr. Whang’s bonus calculation would be $42,000, Mr. Anderson’s bonus calculation would be $24,500, and Mr. Hass’ bonus calculation would be $7,400. If fiscal 2009 performance was 150% (110% with respect to gross margin) of performance objectives in all corporate performance categories, Mr. Whang’s bonus calculation would be $315,000, Mr. Anderson’s bonus calculation would be $183,750, and Mr. Hass’ bonus calculation would be $55,500.

     Notwithstanding the calculation of any bonus amount under the fiscal 2009 bonus plan, (i) no bonuses would have been payable based on achievement of corporate level objectives if consolidated operating profit was less than 3%; (ii) no bonuses would have been payable based on achievement of divisional level objectives if division operating profit (before corporate expense allocation) was less than 5%; and (iii) all bonus payments were subject to the discretionary approval of our Compensation Committee.

     For fiscal 2009, there were no bonuses awarded pursuant to the non-equity incentive bonus plan. However, our Compensation Committee awarded a discretionary bonus to Mr. Whang in the amount of $95,000, to Mr. Anderson in the amount of $50,000, and to Mr. Hass in the amount $12,000. Our Compensation Committee awarded Mr. Whang a discretionary bonus primarily due to (1) guiding the company through a difficult year and achieving positive earnings before interest, taxes, depreciation, amortization, impairment and restructuring charges; (2) continued execution of our solar strategy by introducing to the market another solar product; and (3) managing a 28% reduction in headcount during the fiscal year. Our Compensation Committee awarded Mr. Anderson a discretionary bonus primarily due to (1) achieving positive earnings before interest, taxes, depreciation, amortization, impairment and restructuring charges;(2) managing a 28% reduction in headcount during the fiscal year; (3) accelerating the quarterly and annual close process; and (4) achieving a successful second year of Sarbanes-Oxley 404 compliance with lower costs and no significant deficiencies noted. Our Compensation Committee awarded Mr. Hass a discretionary bonus primarily due to (1) achieving a successful second year of Sarbanes-Oxley 404 compliance with lower costs and with no significant deficiencies noted; and (2) accelerating a sizable tax refund during fiscal 2009.

Equity incentive compensation

     From time to time, we grant stock options and shares of restricted stock in order to provide certain of our executives with a competitive total compensation package, and to reward them for their contribution to the long-term price performance of the common stock. These equity incentive awards are in the form of stock options and restricted stock grants to align the interests of our executives with our shareholders by providing our executives with strong incentives to increase shareholder value. Our board of directors does not apply a rigid formula in allocating stock options or restricted stock to our executives as a group or to any particular executive. Instead, our board of directors exercises its judgment and discretion and considers, among other things, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities, competitive factors, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of options and shares of restricted stock to be granted to all participants during the year.

     Our Compensation Committee has discretion to determine the vesting schedule of the stock options and restricted period of the restricted stock granted under our 1998 Stock Option Plan and our 2007 Employee Stock Incentive Plan. The vesting period and restricted period provide added incentive for the executive to continue his or her employment with us.

     In fiscal 2009, we granted options to purchase a total of 219,000 shares of common stock, of which options to purchase a total of 99,000 shares were granted to our named executive officers, representing 45% of all options granted in fiscal 2009. In fiscal 2009, we granted 100,000 shares of restricted stock, of which 68,000 shares of restricted stock were granted to our named executive officers. The number of stock options and shares of restricted stock granted to each executive is set forth in the “Grants of Plan-Based Awards” table below. The dollar amount recognized as expense with respect to such grants, as determined for financial statement reporting purposes, for each individual named executive officer is set forth in the column “Option Awards” and “Stock Awards” in the “Summary Compensation Table.” The exercise price of each stock option granted under our plan is based on the fair market value of our common stock on the grant date.

     Benefits

     All of our executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and our 401(k) plan. Consistent with our compensation philosophy is our intent to maintain our current benefits for our executive officers. Our Compensation Committee, in its discretion, may revise the executive officers’ benefits if it deems it advisable.

Severance and change in control arrangements

     Our chief executive officer has an employment agreement that provides various benefits triggered by such employment-related actions as termination without cause, resignation with good reason and/or termination without cause following a change in control. See “Employment Agreement with Chief Executive Officer” below for a description of such provisions. Additionally, our chief financial officer and chief accounting officer have agreements that provide for severance payments and change of control payments. See “Change of Control Agreement with Chief Financial Officer” and “Severance and Change of Control Agreements with Chief Accounting Officer” below for a description of such provisions. Each of the employment agreements and change in control agreements has been amended to ensure compliance with Section 409A of the Internal Revenue Code.

     In setting the terms of and determining whether to approve these severance and change in control arrangements, our Compensation Committee or board of directors, as applicable, recognized that executives often face challenges securing new employment following a termination of their existing employment and that distractions created by uncertain job security may have a detrimental impact on their performance. None of these benefits are triggered by a change in control unless our named executive officer’s employment is terminated without cause following such change in control.

Effect of accounting treatment on compensation decisions

     In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. For example, we may utilize restricted stock as forms of equity compensation incentives in response to changes in the accounting treatment of equity awards. While we consider the applicable accounting and tax treatment, these factors alone are not determinative, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

REPORT OF COMPENSATION AND OPTION COMMITTEE

     The Compensation and Option Committee, which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company, and specific compensation for each executive officer of the Company, and administers the Company’s stock option program.

     The Compensation and Option Committee has reviewed and discussed the Compensation Discussion and Analysis included above with management and based on such review and discussions the Compensation and Option Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

RESPECTFULLY SUBMITTED,

Robert King, Chairman
Alfred W. Giese

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation for services rendered to Amtech during the fiscal years ended September 30, 2009, 2008 and 2007 by our named executive officers who received annual compensation exceeding $100,000 during such period.

SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
			Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (2)	($) (3)	($)		Total ($)
Jong S. Whang,	2009	315,539	95,000	72,304	124,948	-	23,502	(5)	631,293
Chief Executive Officer and Director (4)	2008	272,788	-	27,346	79,229	200,000	20,404	(6)	599,767
	2007	240,385	-	-	28,114	115,248	12,514	(7)	396,261
Bradley C. Anderson,	2009	222,210	50,000	25,336	94,861	-	10,773	(8)	403,180
Chief Financial Officer	2008	196,408	-	13,673	69,443	107,307	10,427	(8)	397,258
	2007	176,154	-	-	38,053	69,149	9,846	(8)	293,202
Robert T. Hass,	2009	138,689	12,000	11,206	20,392	-	7,027	(8)	189,315
Chief Accounting Officer	2008	135,946	-	4,102	13,211	37,395	7,754	(8)	198,408
	2007	120,000	-	-	6,870	23,050	5,438	(8)	155,358
____________________

(1)	Represents discretionary cash bonuses awarded on December 21, 2009, for fiscal year 2009.

(2)	Amounts represent the share-based compensation expense recognized for financial statement reporting purposes.

(3)	On December 6, 2007 and December 9, 2008, the board of directors awarded non-equity incentive plan compensation to executives for their fiscal 2007 and 2008 performance, respectively, in the amounts indicated. There was no non-equity incentive plan compensation awarded for fiscal 2009 performance.

(4)	Directors who are full-time employees of our company receive no additional compensation for serving as directors.

(5)	Amount represents car allowance of $12,046, payments in lieu of participating in benefit plans of $9,396 and $2,060 of life insurance premiums paid by our company for which Mr. Whang’s spouse is the beneficiary.

(6)	Amount represents car allowance of $9,092, payments in lieu of participating in benefit plans of $9,252 and $2,060 of life insurance premiums paid by our company for which Mr. Whang’s spouse is the beneficiary.

(7)	Amount represents payments in lieu of participating in benefit plans of $10,454 and $2,060 of life insurance premiums paid by our company for which Mr. Whang's spouse is the beneficiary.

(8)	Amount primarily represents car allowance.

GRANTS OF PLAN-BASED AWARDS

     The following table sets forth grants of plan-based awards made to our named executive officers in fiscal 2009 and related fair value compensation for fiscal 2009:

GRANTS OF PLAN-BASED AWARDS

						All Other	All Other
						Stock	Option
						Awards:	Awards:		Grant Date
						Number of	Number of	Exercise or	Fair Value of
		Date Grant	Estimated Future Payouts Under			Shares of	Securities	Base Price	Stock and
		Approved	Non-Equity Incentive Plan Awards			Stock or	Underlying	of Options	Option
	Grant Date	by Board	Threshold		Maximum	Units (#)	Options (#)	Awards	Awards ($)
Name	(1)	(1)	($)	Target($)	($)	(1)	(1)	($/Sh) (2)	(3)
Jong S. Whang	12/9/2008	12/9/2008	42,000	210,000	315,000	50,000	60,000	3.80	327,418
Bradley C. Anderson	12/9/2008	12/9/2008	24,500	122,500	183,750	10,000	30,000	3.80	106,709
Robert T. Hass	12/9/2008	12/9/2008	7,400	37,000	55,500	8,000	9,000	3.80	51,013
____________________

(1)	The stock and option awards listed above vest in four (4) equal annual installments commencing with the first anniversary of the date of grant.

(2)	The exercise price is equal to the closing price of the Company’s Common Stock on the date of the grant.

(3)	See Stock-Based Compensation under Note 1 to the consolidated financial statements included in our Form 10-K filed November 24, 2009 for a discussion of the assumptions used to value equity based compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding grants of plan-based option awards held by our named executive officers as of September 30, 2009:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Options	Option	Stock That	Stock that
	Options (#)	Options (#)	Exercise	Expiration	Have Not	have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)
Jong S. Whang	135,000		6.53	3/15/2011
	15,000	15,000	6.90	12/8/2016
	7,500	22,500	14.79	12/6/2017
		60,000	3.80	12/9/2018
					57,500	304,750
Bradley C. Anderson	6,000	4,000	8.51	4/24/2016
	5,000	5,000	6.90	12/8/2016
	10,000	10,000	7.30	2/19/2017
	3,750	11,250	14.79	12/6/2017
		30,000	3.80	12/9/2018
					13,750	72,875
Robert T. Hass	20,000		5.88	3/16/2011
	2,500	2,500	6.90	12/8/2016
	1,250	3,750	14.79	12/6/2017
		9,000	3.80	12/9/2018
					9,125	48,363

Option Exercises and Stock Vested

     The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2009, which ended on September 30, 2009.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2009

	Option Awards		Stock Awards
	Number of
	Shares	Value	Number of
	Acquired	Realized	Shares	Value
	on	on	Acquired	Realized on
	Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Jong S. Whang	-	-	2,500	8,700
Bradley C. Anderson	-	-	1,250	4,350
Robert T. Hass	-	-	375	1,305

____________________

(1)	The value realized equals the difference between the option exercise price and the fair market value of Amtech common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the fair market value of Amtech common stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits

     None of our named executive officers receive pension benefits.

Nonqualified Deferred Compensation

     None of our named executive officers receive nonqualified deferred compensation benefits.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreement with Chief Executive Officer

     On April 13, 2007, we entered into an employment agreement with Jong S. Whang, our chief executive officer. Below is a summary of the terms and conditions of Mr. Whang’s employment agreement.

Term

     Mr. Whang’s employment agreement provides for an employment period commencing on the date of the employment agreement and continuing for an initial term of three years. Thereafter, the employment period will continue for successive one-year terms unless either we or Mr. Whang provides written notice of termination of the employment period at least 120 days prior to the end of any given term. If Mr. Whang remains in the full time employ of our company beyond the employment period without any written agreement, his employment agreement will be deemed to continue on a month to month basis and either party will have the right to terminate the employment agreement at the end of any ensuing calendar month with written notice of at least 30 days.

Base Salary

     Pursuant to his employment agreement, Mr. Whang received an initial base salary of $250,000 per annum. Mr. Whang’s base salary is reviewed on an annual basis by our Compensation Committee and can be increased, but not decreased below $250,000, at the discretion of our Compensation Committee. Mr. Whang’s current base salary is $350,000 per annum.

Incentive Compensation

     Mr. Whang is also entitled to an annual cash bonus for each fiscal year that will be determined in accordance with an annual bonus plan adopted by our Compensation Committee. The annual bonus plan may not be any less favorable to Mr. Whang than the bonus plan for fiscal 2009 that was adopted by our Compensation Committee on December 9, 2008. The terms of Mr. Whang’s 2009 bonus plan are described below in more detail under the section “Other Agreements and Compensatory Arrangements.”

Stock Options

     Pursuant to Mr. Whang’s employment agreement, any currently outstanding options held by Mr. Whang will remain in full force and effect in accordance with our stock option plans and applicable stock option agreements. Mr. Whang will also be issued an annual grant of stock options by our Compensation Committee within 90 days after the end of each fiscal year during his employment period. All of the options granted to Mr. Whang will be incentive stock options within the meaning of the Internal Revenue Code of 1986, or if they do not qualify as incentive stock options, they will be non-qualified stock options. The amount and terms of the grants will be determined by our Compensation Committee, but may not be any less favorable to Mr. Whang than the terms of the options previously granted to Mr. Whang on December 9, 2008.

Benefits

     Mr. Whang will be entitled to receive from our company cash in lieu of participating in the benefit plans offered to executive officers of our company. We will provide Mr. Whang with an annual automobile allowance of not less than $12,000 (annual allowance is currently $12,000), a life insurance policy in the face amount of $250,000 and such other benefits as we may deem appropriate from time to time.

Termination

     Mr. Whang’s employment is “at will” and either we or Mr. Whang can terminate his employment agreement at any time, with or without “cause” or “good reason” (as those terms are defined in Mr. Whang’s employment agreement), upon 30 days written notice. Mr. Whang’s employment agreement can also be terminated by us due to the disability of Mr. Whang after at least 30 days’ written notice by us of our intention to terminate his employment.

Severance

     If we terminate the employment of Mr. Whang against his will and without cause (including by giving notice of termination of his employment agreement as described above), or if Mr. Whang terminates his employment for good reason, Mr. Whang is entitled to receive salary, incentive compensation and vacation accrued through the date of termination, plus (i) an amount equal to two years of Mr. Whang’s base salary in effect on the date of termination (which would have been either $700,000 or $630,000 if terminated during fiscal 2009, depending on whether such termination took place prior to or after April 1, 2009); (ii) a pro-rata portion of the amount of incentive compensation he would earn for the fiscal year in which the termination occurs if the results of operations of our company for such fiscal year were annualized; and (iii) full vesting of all outstanding stock options and restricted stock held by Mr. Whang.

     If Mr. Whang voluntarily terminates his employment other than for good reason, if we terminate Mr. Whang’s employment for cause, or if Mr. Whang’s employment is terminated due to his death or disability, Mr. Whang will be entitled to receive salary and accrued vacation through the date of termination only. However, in the event Mr. Whang’s employment is terminated due to his death or disability, he will also be entitled to receive (i) a pro-rata portion of the amount of incentive compensation he would earn for the fiscal year in which the termination occurs if the results of operations of Amtech for such fiscal year were annualized, and (ii) full vesting of all outstanding stock options held by him.

Noncompetition

     Mr. Whang agreed that during the term of his employment agreement he would not engage in certain activities in which he would be competing with us or our subsidiaries. He also agreed that for a period of two years after the end of the term of his employment agreement he would not engage in certain activities in which he would be competing with us or our subsidiaries and he would not own, directly or indirectly, more than a 5% interest in entities which compete with us or our subsidiaries.

Change in Control

     In the event that Mr. Whang’s employment with us is terminated either (i) by us for any reason other than for cause during a “pending change in control” (as that term is defined in Mr. Whang’s employment agreement) of our company or within one year following the occurrence of a “change in control” (as that term is defined in Mr. Whang’s employment agreement), or (ii) by Mr. Whang for good reason within one year following the occurrence of a change in control of our company, then Mr. Whang will be entitled to receive within 30 days of the date of termination of his employment (provided, however, if such 30 day period begins in one calendar year and ends in another calendar year, Mr. Whang will not have the right to designate the calendar year of payment), in lieu of the severance payment otherwise payable, (i) an amount equal to three years of his base salary in effect on the date of termination of his employment, (ii) the maximum amount of the incentive compensation which he could earn for the fiscal year in which the termination occurs, and (iii) full vesting of all outstanding stock options he holds.

Change of Control Agreement with Chief Financial Officer

     On March 10, 2008, we entered into a Change of Control Severance Agreement with Bradley C. Anderson, our chief financial officer. Below is a summary of the terms and conditions of the agreement.

Term

     The term of the agreement with Mr. Anderson commenced on March 10, 2008 and continues for an initial term of three years. Thereafter, the employment period will continue for successive one-year terms unless either we or Mr. Anderson provides written notice of termination of the employment period at least 120 days prior to the end of any given term.

Change in Control

     In the event that Mr. Anderson’s employment with us is terminated (other than as a consequence of death or disability) either (i) by us for any reason other than for cause during a “pending change in control” (as the term is defined in Mr. Anderson’s change of control agreement) or within one year following the occurrence of a “change in control” (as the term is defined in Mr. Anderson’s change of control agreement), or (ii) by Mr. Anderson for good reason within one year following the occurrence of a change in control, then Mr. Anderson will be entitled to receive from the Company the following: (i) an amount equal to two years of his base salary in effect on the date of termination of his employment (which would have been equal to either $490,000 or $441,000 if terminated during fiscal 2009, depending on whether such termination took place prior to or after April 1, 2009); (ii) the maximum amount of the incentive compensation which he could earn for the fiscal year in which the termination occurs; and (iii) full vesting of all outstanding stock options and restricted stock he holds.

Severance and Change of Control Agreements with Chief Accounting Officer

     In 1992, we entered into a severance agreement with Robert T. Hass, now our Chief Accounting Officer, which provides for a minimum severance of 90 days under terms similar to those described above for Mr. Whang. Mr. Hass is entitled to a lump sum severance payment equal to one year’s base salary should his employment be terminated within one year following a change in control pursuant to a separate agreement entered into in 1998 (which would have been equal to either $148,000 or $133,200 if terminated during fiscal 2009, depending on whether such termination took place prior to or after April 1, 2009).

Other Compensatory Arrangements

     On December 9, 2008, our Compensation Committee approved the following compensation arrangements for J.S. Whang, President and Chief Executive Officer, Bradley C. Anderson, Vice President and Chief Financial Officer, and Robert T. Hass, Chief Accounting Officer: (i) salaries of $350,000, $245,000 and $148,000, effective December 1, 2007, for Messrs. Whang, Anderson and Hass, respectively; (ii) bonuses for fiscal 2007 of $200,000, $107,307, and $35,227 for Mr. Whang, Mr. Anderson, and Mr. Hass, respectively; and (iii) incentive stock options to purchase 60,000, 30,000 and 9,000 shares for Mr. Whang, Mr. Anderson and Mr. Hass, respectively; and (iv) restricted stock grants of 50,000, 10,000 and 8,000 shares for Mr. Whang, Mr. Anderson and Mr. Hass, respectively. Each of the options granted to the named individuals has an exercise price of $3.80 (the closing price of Amtech’s common stock on December 9, 2008). The options expire ten years from the date of grant, and vest 25% per year on the first through fourth anniversaries of the grant date. The restricted stock vests 25% per year on the first through fourth anniversaries of the grant date.

     Our Compensation Committee also approved a bonus plan for fiscal 2009 in which Mr. Whang, Mr. Anderson and Mr. Hass are eligible to participate. Under the bonus plan, participants can earn a target bonus equal to a specified percentage of their base salary by achieving 100% of pre-defined performance objectives. The participant’s bonus calculation is based upon achieving performance objectives established in each of the following categories: (i) bookings; (ii) revenue; (iii) gross margin; and (iv) operating profit. Objectives established for participants in these categories may be either at the corporate level, the operating division level or both. In addition, individual performance objectives may be established for certain participants. In order to be eligible for a bonus with respect to any of the above performance categories, the participant must achieve not less than 80% (90% in the case of gross margin) of the applicable performance objective. At these minimum levels, 20% of the bonus for the category is eligible for payment. The bonus calculation percentage with respect to any performance category increases by 4% (8% with respect to gross margin) for each 1% improvement in performance over the minimum level up to 100%, and by 1% for each 1% improvement in performance over 100%, up to a maximum of 150% of the participant’s target bonus.

    On April 8, 2009, the Compensation and Options Committee and the Board of Directors approved a reduction of the base salary paid to the Company’s executive officers as proposed by the Company’s executive officers.

    The Board approved a salary decrease for Mr. Whang from $350,000 to $315,000, a salary decrease for Mr. Anderson from $245,000 to $220,500, and a salary decrease for Mr. Hass from $148,000 to $133,200. Each of the salary decreases was effective as of April 1, 2009.

AUDIT COMMITTEE REPORT

    In accordance with its written charter adopted by our Board of Directors on April 16, 2005, a copy of which is available on the Company’s website at www.amtechsystems.com, the Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the Company’s auditors information relating to the auditors’ judgments about the quality of the Company’s accounting principles, recommending to our Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K and overseeing compliance with the requirements of the SEC for disclosure of auditors’ services and activities. The Audit Committee also develops and recommends corporate governance guidelines to the Board and provides oversight with respect to corporate governance and ethical conduct.

     The Board of Directors annually reviews the independence of the Audit Committee members in view of FINRA’s listing standards’ and the SEC’s definitions of independence for audit committee members. The Board has determined that each of the members of the Audit Committee meets those definitions and standards. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Michael Garnreiter, has financial management expertise as required by NASDAQ’s rules and meets the SEC’s definition of an “audit committee financial expert.”

     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Audit Committee meets regularly with the independent accountants without management present and also meets in executive session without any others present. The Audit Committee has reviewed the Company’s consolidated financial statements for the fiscal year ended September 30, 2009, as audited by its independent auditors, Mayer Hoffman McCann P.C. (“Mayer Hoffman”), and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Mayer Hoffman the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit Committee has received the written disclosures and the letter from Mayer Hoffman required by applicable requirements of the Public Company Accounting Oversight Board regarding Mayer Hoffman’s communications with the Audit Committee concerning independence and has discussed with Mayer Hoffman its independence.

     Based upon the foregoing review and discussion, the Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended September 30, 2009 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

RESPECTFULLY SUBMITTED,

Michael Garnreiter, Chairman
Robert F. King

PRE-APPROVAL POLICY

     In March 2008, the Audit Committee adopted a Pre-Approval Policy (the “Policy”) governing the approval of all audit and non-audit services performed by the Company’s independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

     According to the Policy, the Audit Committee will annually review and pre-approve the types of services, and will set a limit on the fees for such services, that may be provided by the independent auditor during the following year. The Policy specifically describes the annual audit services and fees, other services that are audit-related, the preparation of tax returns and tax related compliance services and all other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is twelve (12) months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

     Any service to be provided by the independent auditor that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval. For the years ended September 30, 2008 and 2009, all services rendered by the Company’s independent auditors were pre-approved by the Audit Committee pursuant to the pre-approval Policy.

     The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

DISCLOSURE OF AUDIT AND NON-AUDIT FEES

     The following table sets forth the fees billed to us by our independent auditors for services rendered for the audit of our annual financial statements and the review of our quarterly financial statements for the fiscal years ended September 30, 2009 and 2008, and fees billed during those fiscal years for (i) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees, (ii) services rendered in connection with tax compliance, tax advice and tax planning, and (iii) all other fees for services rendered.

	Year Ended	Year Ended
	Sept. 30, 2009	Sept. 30, 2008
Audit Fees (1)	$238,854	$294,077
Audit-Related Fees (2)	4,620	15,851
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$243,474	$309,928
____________________

(1)	Annual audit of the Company, review of financial statements included the Company’s reports on Form 10-Q and Form 10-K, including an audit of the Company’s internal control over financial reporting, and services normally provided by the accountant in connection with statutory and regulatory filings, including the Company’s registration statements related to our 2008 public offering.

(2)	Accounting and reporting advisory services related to acquisition activities.

CODE OF ETHICS

     The Board of Directors has adopted a Code of Ethics for all employees of the Company, as recommended by the Audit Committee. A copy of this Code of Ethics may be viewed on our website (www.amtechsystems.com), or obtained at no charge by written request to the Company’s Corporate Secretary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We had no transactions during fiscal 2009, nor are any transactions currently proposed, with any director, director nominee, executive officer, security holder known to us to own of record or beneficially more than 5% of the common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeded $120,000.

     The policy of the Board is for it, or one of its committees, to review each related person transaction (as defined below) and determine whether it will approve or ratify that transaction. Any Board member who has any interest (actual or perceived) will not be involved in the consideration of Directors.

     For purposes of the policy, a “related person transaction” is any transaction, arrangement or relationship in which we are a participant, the related person (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related person” includes (a) any person who is or was (at any time during the last fiscal year) an officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

     In determining whether a related person transaction will be approved or ratified, the Board, or committee, will consider a multitude of factors including (a) the extent of the related person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related persons; (d) the benefit to us; and (e) the aggregate value of the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of our common stock as of January 22, 2010, by (i) each director and executive officer of Amtech, including the named executive officers, (ii) all executive officers and directors of Amtech as a group. The information included in the tables below was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is based upon the information furnished by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

	No. of Shares of		Percent of
	Common Stock		Common Stock
Name and Address (1) (2)	Beneficially Held (3)		Ownership (3)
Officers and Directors:
Jong S. Whang	220,000	(4)	2.4%
Bradley C. Anderson	51,500	(6)	*
Robert T. Hass	38,375	(5)	*
Michael Garnreiter	11,000	(7)	*
Alfred W. Giese	10,000	(8)	*
Egbert Jan Geert Goudena	0		*
Jeong Mo Hwang	0		*
Robert F. King	29,333	(9)	*
Director and Officer Total	360,208	(10)	4.0%
____________________

*	Less than 1%.

(1)	Except as otherwise noted, the address for each person listed in this table is c/o Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281.

(2)	Mr. Whang is our President, CEO and is a director. Mr. Hass is the Chief Accounting Officer. Mr. Anderson is our Vice President-Chief Financial Officer, Treasurer and Secretary. Messrs. King, Garnreiter, Giese, Goudena and Hwang are directors of Amtech.

(3)	Based on 9,015,852shares of common stock outstanding as of January 22, 2010. The share amounts and percentages shown include shares of common stock actually owned as of January 22, 2010, and shares of common stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options or warrants. All shares of common stock that the identified person had the right to acquire within 60 days of January 22, 2010, upon the exercise of options or warrants, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.

(4)	Includes 187,500 shares issuable upon exercise of options exercisable within 60 days of January 22, 2010.

(5)	Includes 28,500 shares issuable upon exercise of options exercisable within 60 days of January 22, 2010.

(6)	Includes 43,500 shares issuable upon exercise of options exercisable within 60 days of January 22, 2010.

(7)	Includes 11,000 shares issuable upon exercise of options exercisable within 60 days of January 22, 2010.

(8)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of January 22, 2010.

(9)	Includes 18,333 shares issuable upon exercise of options exercisable within 60 days of January 22, 2010.

(10)	Includes 297,833 shares issuable upon exercise of options exercisable within 60 days of January 22, 2010.

     The following table sets forth certain information concerning the beneficial ownership of our common stock based on information received by the Company as of January 22, 2010, by each person known by us to be the beneficial owner of more than 5% of our common stock based on such filings.

			Percent of
	No. of Shares of		Common
	Common Stock		Stock
Name and Address of	Beneficially Held (1)		Ownership (1)
5% Shareholders:
Austin W. Marxe	894,635	(2)	9.92%	(2)
527 Madison Avenue, Suite 2600
New York, NY 10022
David M. Greenhouse	894,635	(2)	9.92%	(2)
527 Madison Avenue, Suite 2600
New York, NY 10022
Richard L. Scott	832,400	(3)	9.23%	(3)
700 11th Street South, Suite 101
Naples, FL 34102
Systematic Financial Management. L.P.	503,495	(4)	5.58%	(4)
300 Frank W. Burr Blvd.
Glenpointe East, 7th Floor
Teaneck, NJ 07666
Essex Investment Management Co. LLP	726,561	(5)	8.06%	(5)
125 High Street 29th floor
Boston, MA 02110-2702
____________________

(1)	Based on 9,015,852 shares of common stock outstanding as of January 22, 2010. The share amounts and percentages shown include shares of common stock actually owned as of January 22, 2010, and shares of common stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options or warrants. Any shares of common stock that the identified person had the right to acquire within 60 days of January 22, 2010, upon the exercise of options or warrants, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.

(2)	Mr. Marxe and Mr. Greenhouse share voting and investment power over and beneficially own a total of 894,635 shares of common stock as of September 30, 2009. Mr. Marxe and Mr. Greenhouse are the controlling principals of AWM Investment Company, Inc., which is the general partner of MGP Advisers Limited Partnership, which is the general partner of Special Situations Fund III QP, L.P. which owns 601,699 shares of common stock. Mr. Marxe and Mr. Greenhouse are also members of SST Advisers, L.L.C., which is the general partner of Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P., which own 35,689 and 257,247 shares of common stock, respectively.

(3)	Mr. Scott is a controlling member of Amtech Investments LLC, a member-managed limited liability company which owns 832,400 shares of common stock.

(4)	Systematic Financial Management, L.P. (“Systematic”) beneficially owns 503,495 shares of common stock as of September 30, 2009. Systematic has sole dispositive power over all stock owned, and sole voting power with respect to 206,495 shares. Systematic considers itself to be an investment adviser in accordance with Section 240.13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934 (the “Exchange Act”).

(5)	Essex Investment Management Company, LLC (“Essex”) beneficially owns 726,561 shares of common stock as of December 31, 2009. Essex has sole dispositive power over all stock owned, and sole voting power with respect to 721,196 shares. Essex considers itself to be an investment adviser in accordance with Section 240.13d-1(b)(1)(ii)(E) of the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of our outstanding Common Stock, to file certain reports of ownership with the SEC within specified time periods. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on our review of such forms received by us during the fiscal year ended September 30, 2009, or written representations from certain reporting persons, we believe that between October 1, 2008 and September 30, 2009, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with, except that Mr. Alfred Giese failed to timely file with respect to one (1) transaction.

PROPOSAL NO. 2-- TO APPROVE THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected the independent registered accounting firm Mayer Hoffman McCann P.C. (Mayer Hoffman) to audit our financial statements for the fiscal year ending September 30, 2010, and is seeking ratification of that choice by our shareholders. Regardless of whether the selection is ratified, the Audit Committee is responsible for the selection and ongoing oversight of the auditors and has the authority to replace Mayer Hoffman as the auditors for the 2010 fiscal year, if it deems it appropriate to do so. Any such change subsequent to the Annual Meeting will not be submitted to the shareholders for ratification.

The Board of Directors anticipates that one or more representatives of Mayer Hoffman will be present at the Annual Meeting. Any such representative will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PROPOSAL NO. 3--- AMENDMENT TO NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     The Company’s stockholders are being asked to approve an amendment to the Non-Employee Directors Stock Option Plan (the “Amended Director Plan”), which amendment provides as follows:
  Authorizes an additional 150,000 shares of Common Stock for issuance under the plan, increasing the authorized number of shares from 200,000 to 350,000;

  Extends the plan termination date from July 8, 2015 to the date that is 10 years after the effective date of the Amended Director Plan;

  Makes certain other amendments, including amendments to the definition of “Fair Market Value” and certain other changes in order to ensure the Amended Director Plan complies with Section 409A of the Internal Revenue Code and other applicable laws and regulations.
     The proposed amendment was adopted by the Board on December 21, 2009, and will become effective upon shareholder approval at the Annual Meeting.

     As of January 22, 2010, 1,600 shares remain available for grant under the Amended Director Plan, without giving effect to the amendment. The Board believes that the increase in shares available for issuance is necessary to establish a reserve of shares that would enable the grant of stock to non-employee directors. In addition, the Board believes that the Amended Director Plan is necessary to ensure that the Company will continue to retain, motivate and attract qualified non-employee directors and to provide recognition for exemplary service. The full text of the proposed amendment is attached as Appendix A.

Shares Reserved

     Under the Amended Director Plan, the total number of shares of Common Stock that have been or could be issued is 350,000, including the 150,000 share increase for which shareholder approval is sought under this proposal. After giving effect to the increase, 151,600 shares will remain available for future grants of options under the Amended Director Plan.

General Nature of the Amended Director Plan

     The Amended Director Plan authorizes the grant of non-qualified stock options to our non-employee directors. The principal purposes of the Amended Director Plan are to provide incentives to non-employee directors of the Company to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock, and to obtain and retain the services of non-employee directors who are considered essential to the long-range success of the Company. The approval by the shareholders of the Amended Director Plan will allow us to continue to align interests of directors with the shareholders of the Company.

    Upon approval of the Amended Director Plan by the Company’s shareholders, Michael Garnreiter, Alfred Giese, Egbert Jan Geert Goudena, Jeong Mo Hwang and Robert King, assuming they are elected to the Board at the Annual Meeting, will be eligible to participate in the Amended Director Plan as non-employee directors.

     Options previously granted under the Non-Employee Directors Stock Option Plan will become subject to the Amended Director Plan. Therefore, if a non-employee director who holds options previously issued under the plan ceases to be a director, unless such cessation occurs due to death or disability, then such options will terminate thirty days after the date the director ceases to be a director, unless the Board otherwise provides. In addition, the Amended Director Plan provides the Board will have discretion to grant options to departing directors in recognition of such directors’ service on the Board and any Board Committee.

Summary of the Amended Director Plan

     The following summary of the principal features of the Amended Director Plan is not a complete description of all the provisions of the Amended Director Plan. Any shareholder of the Company who wishes to obtain a copy of the Amended Director Plan may do so upon written request to the Corporate Secretary at the Company’s principal executive offices at 131 South Clark Drive, Tempe, Arizona 85281. The full text of the Non-Employee Directors Stock Option Plan and the full text of the proposed amendment have also been included as Appendix A to the Proxy Statement filed electronically with the Securities and Exchange Commission, a copy of which is available on the Company’s website at www.amtechsystems.com.

Administration

     The Amended Director Plan will be administered by the Compensation and Stock Option Committee of the Company’s Board of Directors. The interpretation and construction by the Committee of any provisions of, or the determination of any questions arising under, the Amended Director Plan or any rule or regulation established by the Committee pursuant to the Amended Director Plan, will be final, conclusive and binding on all persons interested in the Amended Director Plan.

Eligibility

     Only non-employee members of the Company’s Board of Directors are eligible to participate in the Amended Director Plan. The Company estimates that five (5) people will be eligible to participate in the Amended Director Plan during fiscal year 2010.

Shares Subject to the Amended Director Plan

     The Amended Director Plan authorizes the granting of options the exercise of which would allow up to a maximum of 350,000 shares of the Common Stock to be acquired by the participants of such options. In order to prevent the dilution or enlargement of the rights of the participants under the Amended Director Plan, the number of shares of Common Stock authorized by the Amended Director Plan and the number of shares subject to outstanding options are subject to adjustment in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock dividend, stock split, combination of shares, merger, reorganization, consolidation, recapitalization or other change in the corporate structure affecting the Company’s capital stock. If any option granted under the Amended Director Plan is forfeited or terminated, the shares of Common Stock that were underlying such option shall again be available for distribution in connection with options subsequently granted under the Amended Director Plan.

Term of Directors Plan

     The Amended Director Plan will terminate ten (10) years after the effective date of the Amended Director Plan, subject to earlier termination by the Board. No option may be granted under the Amended Director Plan after the termination date, but options previously granted may extend beyond such date.

Nature of Options

     The Amended Director Plan provides for the grant of non-statutory stock options to the Company’s non-employee directors. Each non-employee director who joins the Board of Directors after January 1, 2010, will receive an option to acquire 6,000 shares, or such other number as the Board may determine, of the Company’s Common Stock. In addition to the foregoing option grant, a grant of options to purchase 5,000 shares, or such other number as the Board may determine, of the Company’s Common Stock will be made annually to each non-employee director on the first business day following the Company’s Annual Meeting of Shareholders each year, or such other date as may be determined by the Board, provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director was a member in the preceding fiscal year. Pursuant to the Amended Director Plan, the Board also has the discretion to grant options, and determine the rights of such options, to directors who are departing in recognition of past service on the Board and any Board Committees.

   The amounts set forth in the table below reflect the number of automatic annual option grants that the Company anticipates will be made pursuant to the Amended Director Plan.

Name and Position	Dollar Value ($) (1)	Number of Units (2)
Michael Garnreiter, Director	34,647	5,000

Alfred W. Giese, Director	34,647	5,000

Egbert Jan Geert Goudena, Director	34,647	5,000

Jeong Mo Hwang, Director	34,647	5,000

Robert F. King, Director	34,647	5,000

____________________

1.	The dollar values of the number of units shown in this illustration are the grant date fair values of options, assuming that the market price of the underlying shares on the date of the grant was $11.00, the market value at the close of trading on January 7, 2010.

2.	Number of units represents the number of units that are automatically granted each year; however, under both the existing and amended plan, such number may be higher or lower at the discretion of the Board.

Exercise of Options

     Pursuant to the terms of the Amended Director Plan, each option granted, except options issued to departing directors, the terms of which may be determined by the Board, will vest one-third on the first anniversary of the option grant, an additional one-third on the second anniversary of the option grant and the remaining one-third on the third anniversary of the option grant, provided the optionee remains an Eligible Director (as defined in the Amended Director Plan) at such vesting dates. Accordingly, each option grant will be vested and exercisable with respect to the 33-1/3% of the underlying shares on the first anniversary of the date of grant, 66-2/3% of the underlying shares on the second anniversary, and 100% of the underlying shares on the third anniversary. The exercise price of all options granted under the Amended Director Plan will be the Fair Market Value (as defined in the Amended Director Plan) of the Company’s Common Stock on the grant date. All options granted under the Amended Director Plan will expire ten (10) years from the date of grant. Options are not transferrable other than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order, and each option is exercisable during the lifetime of the optionee only by the optionee. Unexercised options terminate one year from the date an individual ceases to be a director of the Company due to death or disability. Unexercised options terminate thirty days from the date an individual ceases to be a director of the Company, or such other amount of time from such date as the Board may determine, due to any reason other than death or disability.

Agreements

     Options granted under the Amended Director Plan will be evidenced by agreements consistent with the Amended Director Plan in such form as the Compensation and Option Committee may prescribe.

Amendments to the Amended Director Plan

     The Board may at any time, and from time to time, amend, modify or terminate any of the provisions of the Amended Director Plan, but no amendment, modification or termination shall be made which would impair the rights of a participant under any agreement theretofore entered into pursuant to an option grant, without the participant’s consent.

Federal Income Tax Consequences for Nonstatutory Stock Options

     The Amended Director Plan will not be a “qualified plan” as defined in Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options (“NSOs”) do not qualify as “incentive stock options” under Section 422 of the Code.

     A recipient does not realize any compensation income upon the grant of an NSO. Additionally, the Company may not take a tax deduction at the time of the grant. Upon exercise of an NSO, a recipient realizes and must report as compensation income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to take a deduction at the same time and in the same amount as the recipient reports as compensation income, provided the Company withholds federal income tax in accordance with the Code and applicable Treasury regulations.

     In addition to the foregoing federal tax considerations, the exercise of an option and the ultimate sale or other disposition of the shares of Common Stock acquired thereby will in most cases be subject to state income taxation.

Vote Required

     Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting is required to approve the Amended Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

PROPOSAL NO. 4 --- APPROVAL OF THE AMENDMENT TO 2007 EMPLOYEE STOCK INCENTIVE PLAN

     At the Annual Meeting, shareholders will be asked to approve an amendment to the Company’s 2007 Employee Stock Incentive Plan (the “Amended Employee Plan”), which amendment provides as follows:
  Authorizes an additional 900,000 shares of Common Stock for issuance under the plan, increasing the authorized number of shares from 500,000 to 1,400,000;

  Extends the plan termination date from July 8, 2015 to the date that is ten years after the effective date of the Amended Employee Plan;

  Makes certain other amendments in order to ensure the plan complies with Section 409A of the Internal Revenue Code and other applicable laws and regulations.

     The proposed amendment was adopted by the Board on December 21, 2009, and will become effective upon shareholder approval at the Annual Meeting.

     As of January 22, 2010, 1,337 shares remain available for grant under the Amended Employee Plan, without giving effect to the amendment. The Board believes that the increase in shares available for issuance is necessary to establish a reserve of shares that would enable the grant of stock to employees. The Board of Directors considers the Amended Employee Plan to be important to the Company’s ability to appropriately compensate its officers and employees as the Company continues to grow. After giving effect to the increase, 901,337 shares will remain available for future grants of options under the Amended Employee Plan. The full text of the proposed amendment is attached as Appendix B.

Shares Reserved

     Under the Amended Employee Plan, the total number of shares of Common Stock that have been or could be issued is 1,400,000, including the 900,000 share increase for which shareholder approval is sought under this proposal.

Summary of the Amended Employee Plan

     The following summary of the main features of the Amended Employee Plan is not a complete description of all the provisions of the Amended Employee Plan. Any shareholder of the Company who wishes to obtain a copy of the Amended Employee Plan may do so upon written request to the Corporate Secretary at the Company’s principal executive offices at 131 South Clark Drive, Tempe, Arizona 85281. The full text of the 2007 Employee Stock Incentive Plan and the full text of the proposed amendment have also been included as Appendix B to the Proxy Statement filed electronically with the Securities and Exchange Commission, a copy of which is available on the Company’s website at www.amtechsystems.com.

     The Amended Employee Plan authorizes the grant and issuance of two different types of Awards: Options (“Stock Options”), which can qualify as “incentive stock options” under the Internal Revenue Code, or as “non-qualified stock options;” and Restricted Stock, which is stock that is contingent on an employee satisfying conditions, including without limitation continued employment, passage of time or satisfaction of performance criteria.

    The Amended Employee Plan has a number of special terms and limitations, including:
  The exercise price for Stock Options granted under the plan must at least equal the Shares’ fair market value at the time the Stock Option is granted;

  The Amended Employee Plan expressly states that Stock Options granted under it can not be “repriced,” as defined in the Amended Employee Plan and

  Shareholder approval is required for certain types of amendments to the Amended Employee Plan.
     The Amended Employee Plan is designed to enable the Company to attract, retain and motivate its officers and other key employees, and to further align their interests with those of the shareholders of the Company, by providing for or increasing the proprietary interest of such persons in the Company.

     The Amended Employee Plan has various provisions so that Awards under it may, but need not, qualify for an exemption from the “short swing liability” provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as “performance based compensation” that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Tax Code. However, shareholder approval of the class of eligible participants, the per person annual award limitations, the “Qualifying Performance Criteria” potentially associated with Awards granted under the Amended Employee Plan and the option price (or formula under which the price is determined) are required in order for awards under the Amended Employee Plan to qualify potentially as “performance based compensation” under Tax Code Section 162(m).

     The Amended Employee Plan’s per person award limitations for purposes of Section 162(m) are the following: (1) the aggregate number of Shares subject to Stock Options granted under the Amended Employee Plan during any calendar year to any one participant may not exceed 250,000; and (2) the aggregate number of Shares issued or issuable under all Awards other than Stock Options granted under the Amended Employee Plan during any calendar year to any one participant may not exceed 250,000. In the future, if such limitations are not required under Code Section 162(m), then a change in such limitations shall not be subject to Shareholder approval.

Eligibility

     Participants in the Amended Employee Plan can be any person who is an employee or prospective employee of the Company or any Subsidiary. The Company estimates that 170 people will be eligible to participate in the Amended Employee Plan during fiscal year 2010.

Administration

     The Amended Employee Plan will be administered by the Compensation and Stock Option Committee (the “Committee”, although the Board of Directors may exercise any authority of the Committee under the Amended Employee Plan in lieu of the Committee’s exercise thereof. The Committee may designate subcommittees and may delegate certain administrative functions to others.

     Subject to the express provisions of the Amended Employee Plan, the Committee has broad authority to administer and interpret the Amended Employee Plan, including, without limitation, authority to determine who is eligible to participate in the Amended Employee Plan and to which of such persons, and when, Awards are granted under the Amended Employee Plan, to determine the number of shares of Common Stock subject to Awards and the exercise or purchase price of such shares under an Award, to establish and verify the extent of satisfaction of any performance goals applicable to Awards, to prescribe and amend the terms of the agreements evidencing Awards made under the Amended Employee Plan, and to make all other determinations deemed necessary or advisable for the administration of the Amended Employee Plan.

Stock Subject to the Amended Employee Plan

     The aggregate number of Shares that can be issued under the Amended Employee Plan may not exceed 1,400,000 (including pursuant to ISOs). If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as “performance based compensation” under Section 162(m) of the Code. For purposes of calculating the aggregate number of Shares issued under the Amended Employee Plan, only the number of shares actually issued upon exercise or settlement of an Award and not delivered to or retained by the Company upon cancellation, expiration or forfeiture of an Award shall be counted.

Awards

     The Amended Employee Plan authorizes the grant and issuance of the following types of Awards: Stock Options and Restricted Stock.

     Stock Options. Subject to the express provisions of the Amended Employee Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of Stock Options, the events causing a Stock Option to expire, the number of shares subject to any Stock Option, the restrictions on transferability of a Stock Option, and such further terms and conditions, in each case not inconsistent with the Amended Employee Plan, as may be determined from time to time by the Committee. The Amended Employee Plan expressly provides that the Company can not “reprice” Stock Options. The exercise price for Stock Options may not be less than 100% of the fair market value of the Common Stock (as determined pursuant to the Amended Employee Plan) at the time the Stock Option is granted. The exercise price of an Stock Option may be paid through various means specified by the Committee, including in cash or check, or by a promissory note or other commitment to pay (including such a commitment by a stock broker to pay over proceeds from the sale of shares issuable under a Stock Option). Stock Options granted under the Amended Employee Plan may be either incentive stock options (“ISOs”) qualifying under Section 422 of the Tax Code or non-qualified stock options (“NQSOs”), which are not intended to qualify as ISOs.

     Restricted Stock. The Committee may make awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as the Committee may impose, including, without limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon any conditions or criteria established by the Committee, including without limitation termination of employment or upon a failure to satisfy Qualifying Performance Criteria during the applicable restriction period. In addition, in the discretion of the Compensation Committee, awards of restricted stock may be issued upon participants meeting certain Qualifying Performance Criteria.

Qualifying Performance Criteria

     Subject to shareholder approval of the Amended Employee Plan, the performance criteria for any Award that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole, to a business unit or subsidiary, or based on comparisons of any of the performance measures relative to other companies, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share or increases of same, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total shareholder return, (f) share price performance, (g) return on capital or investment, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) pre-tax or after-tax profit levels expressed in either absolute dollars, (p) revenues or revenue growth, (q) economic or cash value added, (r) results of customer satisfaction surveys, (s) other measures of performance, quality, safety, productivity or process improvement, (t) market share and (u) overhead or other expense reduction. These factors may have a minimum performance standard, a target performance standard and a maximum performance standard. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

Transferability of Awards and Other Provisions Applicable to Awards

     Generally, Awards granted under the Amended Employee Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto.

     The Amended Employee Plan has provisions designed so that it qualifies as an “eligible plan” under the margin provisions of Regulation U, by expressly providing that the Committee may, but is not required to, loan the amount necessary to purchase shares and/or pay taxes under any award. The Amended Employee Plan also provides that the Committee may, but need not, provide that the holder of an Award has a right under an Award to receive a number of shares, the amount of which is determined by reference to the value of the Award. Finally, the Amended Employee Plan does not limit the Company’s right to make other arrangements to provide stock options and other forms of compensation arrangements as it determines appropriate.

Anticipated Awards Under Amended Employee Plan

     The Company is unable to determine the option grants it anticipates will be made to its Named Executive Officers and directors under the Amended Employee Plan following the annual meeting. Accordingly, the table below sets forth the number of awards granted by the Company to each of its Named Executive Officers and each group indicated below for fiscal year 2009 pursuant to the Amended Employee Plan. The amounts set forth in the table below are meant to illustrate grants of awards that would have been made pursuant to the Amended Employee Plan, and do not represent awards discussed under “Executive Compensation” or “Director Compensation” elsewhere in this Proxy Statement, and were not granted in addition to such awards discussed elsewhere.

	Option Awards		Stock Awards
Name and Position	Dollar Value ($)	Number of	Dollar Value ($)	Number of
	(*)	Units	(*)	Units
Jong S. Whang, CEO	$138,588	20,000	$110,000	10,000
Bradley C. Anderson, CFO	$69,294	10,000	$55,000	5,000
Robert T. Hass, CAO	$18,481	2,667	$13,330	1,333
Executive Officers as a Group	$226,363	32,667	$178,330	16,333
Non-Executive Employees as a Group	$438,860	63,333	$76,670	7,667
____________________

* The dollar values of the number of units shown in this illustration are the grant date fair values of awards, assuming that the market price of the underlying shares on the date of the grant was $11.00, the market value at the close of trading on January 7, 2010.

Amendments and Termination

     The Board of Directors may amend, alter or discontinue the Amended Employee Plan or any agreement evidencing an Award made under the Amended Employee Plan, but no such amendment shall, without the approval of the shareholders of the Company:
  change the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

  extend the term of this Plan; or

  change the class of persons eligible to participate in the Plan.

     The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change in control, recapitalization, stock dividend, stock split, reorganization, merger, consolidation or similar type transaction that such amendment or alteration either is required or advisable in order for the Company, the Plan, or any Award granted, to satisfy any law or regulation or to meet the requirements of any accounting standard.

     No Award granted under the Amended Employee Plan shall be granted pursuant to the Amended Employee Plan more than 10 years after the date of the Company stockholder’s adoption of the Amended Employee Plan.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of the Amended Employee Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Amended Employee Plan or of Awards thereunder. Because the federal income tax rules governing Awards and related payments are complex and subject to frequent change, and they depend on the Participant’s individual circumstances, participants are advised to consult their tax advisors prior to exercise of options or other Awards or dispositions of stock acquired pursuant to Awards.

     The Stock Options

     ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.

     ISOs

     No taxable income will result to a Participant upon the grant of an ISO. Upon the exercise of an ISO, any excess of the fair market value of the stock over the option price is a tax preference item that may result in the imposition of the alternative minimum tax in the year of exercise. However, if any of such shares are disposed of by the Participant in a disqualifying disposition (see below) in the same taxable year as the exercise, there will be no item of tax preference as to such disposed shares, although the Participant will recognize ordinary income as discussed below. In cases where the exercise of the option does produce an item of tax preference, the basis of the stock for purposes of the alternative minimum tax will include the amount of such tax preference item.

     On the subsequent sale of stock acquired by the exercise of an ISO, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the Participant’s tax basis in the stock sold. The tax basis of stock acquired solely for cash will be equal to the amount of cash paid. If an ISO is exercised using previously acquired stock (or stock and cash) in payment, the Participant’s tax basis for the number of stock received equal to the number used in payment shall be the same as the Participant’s basis in the stock used as payment. The Participant’s aggregate tax basis in any additional stock received will be equal to the amount of cash paid (if any).

     If a disposition of stock does not take place until more than two years after grant and more than one year after exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to a deduction for income tax purposes in connection with the exercise of the option. If a disposition occurs within two years after grant or one year after exercise of the option, the difference between the fair market value of the stock on the date of exercise and the tax basis in the stock is taxable as compensation income to the Participant and is deductible by the Company for federal income tax purposes. Any additional amount realized on the disposition will be taxed as either long-term or short-term capital gain.

     If the option price of an ISO is paid by using stock that was acquired upon the exercise of an ISO (“Payment Shares”) and the Payment Shares have not been held for more than one year from exercise and two years from grant, the transfer of such Payment Shares to exercise an ISO will be treated as a “disposition” of such Payment Shares. Upon such disposition, the excess of the fair market value of the Payment Shares on the date they had originally been acquired (or, if less, the fair market value of the Payment Shares on the date of disposition) over the Participant’s tax basis in such Payment Shares is taxable as compensation income to the Participant and is deductible by the Company.

     NQSO

     In general, no taxable income will be recognized by the Participant, and no deduction will be allowed to the Company, upon the grant of a NQSO. Upon exercise of an unrestricted NQSO, a Participant will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option exercise price. Any gain or loss realized by a Participant on disposition of such shares generally is a capital gain or loss and does not result in any tax deduction to the Company.

     Restricted Stock

     A grant of restricted stock does not result in income to the Participant or a corresponding tax deduction for the Company until the shares are no longer subject to restrictions, or forfeiture, unless the Participant, elects under Section 83(b) of the Code to have the amount of income to the Participant (and deduction to the Company) determined at the date of the grant. At the time of lapse of restrictions (or a Section 83(b) election), the Participant generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount (subject to certain restrictions set forth below under Section 162(m) of the Code. Any dividends paid on restricted stock will be treated as compensation for federal income tax purposes, unless the Participant has made a Section 83(b) election. After the restrictions have lapsed (or a Section 83(b) election has been made), the Participant may treat appreciation subsequent to such time as capital gain (depending on the holding period for the shares). Participants receiving Restricted Stock should consult their tax advisors regarding the ability and advisability of making the Section 83(b) election, including the limitations on claiming a loss if the shares decline in value or are forfeited after receipt.

     Withholding and Other Issues for Employees

     The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Award, and may require the participant to pay such taxes as a condition to exercise of an Award. Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the Amended Employee Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods as discussed above.

     The Committee, pursuant to the terms of the agreements or other documents pursuant to which specific Awards are made under the Amended Employee Plan, may agree to reimburse participants for some or all of the federal, state and local income taxes associated with the grant or exercise of an Award or the receipt of the cash or Shares from an Award, or the 20% excise tax on any “excess parachute payments” under Code Sections 280G and Code Section 4999, and may agree to reimburse the additional federal, state and local income tax from the reimbursement payments made.

     Tax Effect to Company

     The Company generally will be entitled to a tax deduction in connection with an Award under the Amended Employee Plan in an amount equal to the compensation income (ordinary income) realized by a Participant and at the time the Participant recognizes such income (for example, the exercise of a NQSO). Special rules limit the deductibility of compensation paid to certain Covered Employees of the Company (as defined by Code Section 162(m)(3)). Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these Covered Employees will be deductible only to the extent that it does not exceed $1,000,000 or if the compensation is paid solely on account of attaining one or more pre-established, objective performance goals. The Amended Employee Plan has been constructed such that some Awards in the Committee’s discretion may qualify as “performance-based compensation” under Section 162(m) of the Code and thus would be deductible even if the total compensation paid to the Covered Employee is in excess of $1,000,000. However, whether an Award will qualify under Section 162(m) as “performance-based compensation” will depend on the terms, conditions and type of the Award issued the Covered Employee. For example, grants of Options or Restricted Stock often vest only according to the optionee’s or Grantee’s length of employment rather than pre-established performance goals. Therefore, the compensation derived from the Awards made to Covered Employees may not be deductible by the Company to the extent the Covered Employee’s total compensation exceeds $1 million.

Vote Required

     Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting is required to approve the Amended Employee Plan.

THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR” THE
APPROVAL OF THE AMENDMENT TO THE 2007 EMPLOYEE STOCK INCENTIVE PLAN.

Equity Compensation Plan Information

     The following table provides information as of September 30, 2009 with respect to the shares of the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans, including the Non-Employee Directors Stock Option Plan and the 2007 Employee Stock Incentive Plan.

	Number of		Number of securities
	Securities to be		remaining available
	issued upon	Weighted-average	for issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
	and rights	and rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation plans
approved by security holders	691,403	7.03	124,187

Equity Compensation plans not
approved by security holders

Total	691,403		124,187

OTHER MATTERS

Annual Report

     The Annual Report of the Company for the fiscal year ended September 30, 2009, is enclosed herewith.

Voting By Proxy

     In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by delivering to our executive offices, to the attention of our corporate Secretary prior to the vote at the Annual Meeting, written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Independent Auditors

     Our Board of Directors selected the accounting firm of Mayer Hoffman McCann P.C. (Mayer Hoffman) as the Company’s independent public accountants for the fiscal year ending September 30, 2009 and expects to reappoint them for the fiscal year ending September 30, 2010, immediately following the Annual Meeting. A representative of Mayer Hoffman is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions.

Deadline for Shareholder Proposals for Action at the Company’s Next Annual Meeting

     The Company anticipates holding its 2011 Annual Meeting of Shareholders on March 11, 2011. Any shareholder who wishes to present any proposal for shareholder action at the 2010 Annual Meeting of Shareholders must be submitted to the Company’s Secretary, at the Company’s offices, not later than October 4, 2010, in order to be included in the Company’s proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281. If a shareholder proposal is introduced at the 2010 Annual Meeting of Shareholders without any discussion of the proposal in the Company’s proxy statement, and the shareholder does not notify the Company on or before December 18, 2010, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2010 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

Shareholder Communications with Board of Directors

     The Company does not have formal procedures for shareholder communications with the Board of Directors. However, any matter intended for the Board of Directors or any Board Committee should be directed to the Corporate Secretary of the Company at 131 South Clark Drive, Tempe, Arizona 85281, with a request to forward the same to the intended recipient. All shareholder communications delivered to the Corporate Secretary of the Company for forwarding to the Board of Directors or specified Board members will be forwarded in accordance with the shareholder’s instructions.

HOUSEHOLDING OF PROXY MATERIALS

     In December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (i.e., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

     If you are currently receiving multiple copies of the Company’s Proxy Statement and Annual Report at your address and would like to request householding of your communications, please contact your broker. Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you own shares in street name, or direct your written request to Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281, Attn: Secretary if you are a shareholder of record. Shareholders currently participating in householding may request additional copies of the Proxy Statement and Annual Report by contacting the Company at (480) 967-5146.

By Order of the Board of Directors:

Bradley C. Anderson, Secretary

Tempe, Arizona
February 1, 2010

APPENDIX A

2010 AMENDMENT
TO
AMTECH SYSTEMS, INC. NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
(As Amended Effective July 8, 2005)

     WHEREAS, Amtech Systems, Inc. (the “Company”) maintains the Amtech Systems, Inc. Non-Employee Directors Stock Option Plan (the “Plan”); and

     WHEREAS, the Plan was amended effective July 8, 2005; and

     WHEREAS, Section 9 of the Plan provides that the Plan may be amended from time to time; and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended, effective as of the date the shareholders of the Company approve this amendment, in the following respects:

1.	The introduction of the Plan is hereby amended by the addition of the following provision at the end thereof:

The Plan is intended to fall within an exception to coverage under Section 409A of the Internal Revenue Code.

2.	Section 1(f) of the Plan is hereby amended and restated in its entirety, to provide as follows:

f. "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes in accordance with applicable law, including Section 409A of the Internal Revenue Code; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the closing price for a Share reported for the last trading day prior to such date by the NASDAQ Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the NASDAQ Stock Market (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the NASDAQ Stock Market (or such other stock exchange or quotation system).

3.	Section 2 of the Plan is hereby amended and restated in its entirety, to provide as follows:

2. Common Stock Subject to the Plan. Subject to increases and adjustments pursuant to Section 9 of the Plan, the number of Shares reserved and available for distribution under the Plan shall be Three Hundred Fifty Thousand (350,000). If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unauthorized Shares covered by the Option shall, unless the Plan shall have terminated, be available for future grants of Options. The Company shall use its best efforts to provide that any Stock subject to the Option constitutes, or is equivalent to, “service recipient stock” within the meaning of Internal Revenue Code Section 409A.

4.	Section 3(c) of the Plan is hereby amended by the addition of the following provision at the end thereof:

Subject to Section 8, the Board shall not permit the repricing of any Option by any method, including by cancellation and reissuance.

5.	Section 3 of the Plan is hereby further amended by the addition of a new subsection (f), to provide as follows:

f. No Deferral Feature. No Option shall have any feature that would allow for the deferral of compensation (within the meaning of Internal Revenue Code Section 409A) other than the deferral of recognition of income until the later of the exercise or disposition of the Option or the time the shares of Stock acquired subject to the exercise of the Option first become substantially vested (as defined in Treasury Regulation section 1.83-3(b)).

6.	The last sentence of Section 4 of the Plan is hereby amended and restated in its entirety, to provide as follows:

No Option may be granted after __________, _______; provided, however, that the Plan and all outstanding Options shall remain in effect until such Options shall have been exercised, shall have expired or shall otherwise be terminated.

7.	Section 13(c) of the Plan is hereby amended by the addition of the following provisions at the end thereof:

Notwithstanding any other provision of the Plan, the tax treatment of awards under the Plan shall not be, and is not, warranted or guaranteed. Neither the Company, any subsidiary or affiliate, the Board, any committee thereof, nor any of their delegatees shall be held liable for any taxes, penalties, or other monetary amounts owed by an Optionee, his beneficiary, or other person as a result of the grant, modification, or amendment of an award hereunder or the adoption, modification, amendment, or administration of the Plan.

*   *    *

      IN WITNESS WHEREOF, the Company has caused this 2010 Amendment to be executed by its duly appointed officer on this _________________ day of ______________________, 2010, effective as of the date specified above.

            AMTECH SYSTEMS, INC.

By:
Name:
Its:

APPENDIX B

2010 AMENDMENT
TO
2007 EMPLOYEE STOCK INCENTIVE PLAN OF AMTECH SYSTEMS, INC.

     WHEREAS, Amtech Systems, Inc. (the “Company”) maintains the 2007 Employee Stock Incentive Plan of Amtech Systems, Inc. (the “Plan”); and

     WHEREAS, Section 12 of the Plan provides that the Plan may be amended from time to time; and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended, effective as of the date the shareholders of the Company approve this amendment, in the following respects:

8.	The introduction of the Plan is hereby amended by the addition of the following provision at the end thereof:

The Plan is intended to fall within an exception to coverage under Section 409A of the Internal Revenue Code.

9.	Section 3.1 of the Plan is hereby amended and restated in its entirety, to provide as follows:

3.1. Aggregate Limits. The aggregate number of shares of the Company’s Common Stock, par value $0.01 per share (“Shares”), issued pursuant to all Awards granted under this Plan shall not exceed One Million Four Hundred Thousand (1,400,000). The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 9. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

10.	Section 3.2 of the Plan is hereby amended and restated in its entirety, to provide as follows:

3.2. Additional Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Employee shall not exceed 250,000 (taking into account the number of shares associated with an Option granted and then cancelled during such calendar year). The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Eligible Employee shall not exceed 250,000 (taking into account the number of shares associated with the Awards other than Options granted and then cancelled during such calendar year). The foregoing limitations of this Section 3.2 shall not apply to the extent that they are no longer required in order for compensation in connection with grants of Awards under this Plan to be treated as “performance-based compensation” under Code Section 162(m) and, if no longer required, a change in such limitation shall not be subject to stockholder approval as required under Section 12 hereof. The aggregate number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 1,400,000, which number shall be calculated and adjusted pursuant to Section 3.3 and Section 9 only to the extent that such calculation or adjustment will not (i) require shareholder approval under Reg. § 1.422- 2(b)(3) or (ii) affect the status of any Option intended to qualify as an ISO under Code Section 422, or whether this Plan meets the requirements under Code Section 422(b)(1).

11.	Section 6 of the Plan is hereby amended by the addition of a new subsection 6.7, to provide as follows:

6.7. No Deferral Feature. No Option shall have any feature that would allow for the deferral of compensation (within the meaning of Internal Revenue Code Section 409A) other than the deferral of recognition of income until the later of the exercise or disposition of the Option or the time the shares of Stock acquired subject to the exercise of the Option first become substantially vested (as defined in Treasury Regulation section 1.83-3(b)).

12.	The last sentence of Section 16 of the Plan is hereby amended and restated in its entirety, to provide as follows:

No Awards shall be granted pursuant to this Plan after __________, _______.

*   *   *

     IN WITNESS WHEREOF, the Company has caused this 2010 Amendment to be executed by its duly appointed officer on this _________________day of ______________________, 2010, effective as of the date specified above.

          AMTECH SYSTEMS, INC.

By:
Name:
Its:

Amtech Systems, Inc.
Holder Account Number

A. ITEMS OF BUSINESS
1. ELECTION OF DIRECTORS - The Board of Directors recommends a vote FOR the listed nominees as Directors.

		For	Withhold
1.	Jong S. Whang	☐	☐	votes
2.	Michael Garnreiter	☐	☐	votes
3.	Alfred W. Giese	☐	☐	votes
4.	Egbert Jan Geert Goudena	☐	☐	votes
5.	Jeong Mo Hwang	☐	☐	votes
6.	Robert F. King	☐	☐	votes

☐ To specify a method of cumulative voting, mark the box to the left with an “X” and write the number of shares you wish to vote in favor of each nominee on the line next to such nominee’s name above.

2. RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010 - The Board of Directors recommends a vote FOR the ratification of the appointment of Mayer Hoffman McCann P.C.

For	Against	Abstain
☐	☐	☐

3. APPROVAL OF THE AMENDMENT TO THE COMPANY’S NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN - The Board of Directors recommends a vote FOR the approval of the amendment to the Company’s Non-Employee Directors Stock Option Plan.

For	Against	Abstain
☐	☐	☐

4. APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2007 EMPLOYEE STOCK INCENTIVE PLAN - The Board of Directors recommends a vote FOR the approval of the amendment to the Company’s 2007 Employee Stock Incentive Plan.

For	Against	Abstain
☐	☐	☐

B. AUTHORIZED SIGNATURES
Sign here – This section must be completed for your instructions to be executed.
The undersigned agrees that the proxy holder is authorized to cumulate votes in the election of directors and to vote for less than all of the nominees.

Please sign exactly as your name appears on the front of this proxy card. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please return in the enclosed, postage-paid envelope.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
[____________________________________]	[_____________________________________]	[___/___/______]

PROXY - AMTECH SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AMTECH SYSTEMS, INC. FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Amtech Systems, Inc., an Arizona corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated February 1, 2010, and hereby appoints Jong S. Whang and Bradley C. Anderson, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMTECH SYSTEMS, INC. to be held at The Tempe Mission Palms Hotel, 60 East Fifth Street, Tempe, Arizona 85281 USA, on Thursday, March 11, 2010, at 9:00 a.m., Arizona time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This form of proxy confers discretionary authority to cumulate votes with respect to the election of directors. Unless you have specified on the proxy card how you want your shares voted with respect to the election of directors, the proxy agents intend to cumulatively vote all of the shares covered by the proxies solicited by this proxy statement in favor of the number of nominees named in this proxy statement as they may, in their discretion, determine is required to elect the maximum number of nominees named in this proxy statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ON THE REVERSE SIDE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.